Exhibit 99

ORBCOMM ANNOUNCES MICHAEL W. FORD AS

CHIEF FINANCIAL OFFICER

Brings strong finance leadership and operational expertise to support the Company’s growth momentum in industrial IoT

Rochelle Park, NJ, August 21, 2018 – ORBCOMM Inc. (Nasdaq: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced the addition of Michael (Mike) W. Ford as Executive Vice President and Chief Financial Officer, effective September 4, 2018. Mr. Ford will oversee the Company’s financial operations, including financial planning and analysis, reporting, accounting, tax and treasury functions, as well as focus on operations management.

Mr. Ford has more than 30 years of experience as an international business leader for multi-billion dollar revenue companies, heavily focused on strategic business and financial planning as well as operations management. He most recently served as Executive Vice President of Commercial Lending for Emigrant Savings Bank, the largest privately-owned bank in the United States. Prior to that, he spent 13 years with Tyco International, a leading provider of security products and services, where he held several executive management positions at its various subsidiaries, including Vice President of Operations for Tyco Fire Products; Global Chief Financial Officer for ADT Security; President of Tyco Integrated Services for Europe, Middle East and Africa; Chief Financial Officer for Tyco SimplexGrinnell as well as Chief Financial Officer for Tyco Integrated Fire and Security based in Sydney, Australia. In addition, Mr. Ford spent 13 years at Ryder System, Inc., the world’s largest provider of integrated logistics, supply chain management and transportation solutions, and held several financial management positions, including European Finance Director based in Dusseldorf, Germany. Mr. Ford received both his MBA and BS in Business Administration from the University of North Carolina, Chapel Hill.

“We are pleased to welcome Mike Ford to our executive team, where he will make an immediate impact in providing broad-based financial vision, strategy and seasoned leadership to take ORBCOMM to the next level,” said Marc Eisenberg, Chief Executive Officer of ORBCOMM Inc. “Mike’s strong finance and operational experience on a global scale will be a valuable asset to the Company in strengthening our operations focus, supporting our growth in industrial IoT and continuing to increase shareholder value.”

Dean Milcos, who has served as ORBCOMM’s Interim Chief Financial Officer since May 2018, will continue in his position as Senior Vice President and Chief Accounting Officer, reporting to Mr. Ford.

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

ORBCOMM Contacts
For Investors:	For Trade Media:
Aly Bonilla, VP of Investor Relations	Sue Rutherford, VP of Marketing
+1 703.433.6360	+1 613.254.5269
bonilla.aly@orbcomm.com	rutherford.sue@orbcomm.com